Exhibit 5.1

STROOCK & STROOCK & LAVAN LLP
180 MAIDEN LANE
NEW YORK, N.Y. 10038

February 21, 2006

Interpool, Inc.
211 College Road East
Princeton, New Jersey 08540

Ladies and Gentlemen:

           We have acted as counsel to Interpool, Inc., a Delaware corporation (the “Company”), in connection with its offer to exchange all of its outstanding 6% Senior Notes due 2014 for 6% Senior Notes due 2014 ( the “Exchange Securities”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), as described in the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act. Capitalized terms defined in the Indenture dated as of September 14, 2004 (the “Indenture) between the Company and U.S. Bank National Association (the “Trustee”) and not otherwise defined herein shall have the same defined meanings when used herein.

           As such counsel, we have examined copies of the Restated Certificate of Incorporation and Restated By-laws of the Company, each as amended to the date hereof, the Indenture, the Prospectus relating to the Exchange Securities which forms a part of the Registration Statement, and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various matters of fact material to the opinion expressed below, we have relied upon (i) the representations and warranties contained in the Indenture or made pursuant thereto or in connection with the closing thereunder and (ii) statements and certificates of officers and representatives of the Company and others. For purpose of this opinion, we have assumed that the Indenture is a valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms.

           Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York, and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such Delaware law).

         Based upon and subject to the foregoing, we are of the opinion that when the applicable provisions of the Securities Act and such "Blue Sky" or other securities laws as may be applicable shall have been complied with, the Exchange Securities, when issued by the Company and authenticated and delivered by the Trustee in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms; provided, however, that the foregoing opinion is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto, and we express no opinion with respect to the availability of equitable remedies.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP